SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                 MEDTRONIC, INC.
             (Exact Name of Registrant as Specified in its Charter)


       Minnesota                                             41--0793183
  (State or Other Juris-                                 (I.R.S. Employer
  diction of Incorporation                             Identification Number)
     or Organization)


                            7000 Central Avenue N.E.
                          Minneapolis, Minnesota 55432
              (Address of Principal Executive Office and Zip Code)



                                 MEDTRONIC, INC.
               Shares to be Issued Pursuant to Advisory Contracts,
                Stock Options under 1991 Stock Incentive Plan and
     Stock Options under 1995 Non-Employee Director Plan of Acquired Company
                            (Full Title of the Plan)

                               Carol E. Malkinson
                  Senior Legal Counsel and Assistant Secretary
                                 Medtronic, Inc.
                            7000 Central Avenue N.E.
                          Minneapolis, Minnesota 55432
                                 (612) 514-4000
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                                 David C. Grorud
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402


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



                         CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================

                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
======================== ====================== ====================== ====================== ======================

Common Stock, $.10 par      124,180 Shares             $70.875              $8,801,258               $2,447
value (3)

======================== ====================== ====================== ====================== ======================



(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on March 4, 1999.

(3) Each share of Common Stock includes a Preferred Stock Purchase Right pursuant to the Registrant's Shareholder Rights Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

                  (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

                  (c) If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Under Minnesota corporate law, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements, expenses and disbursements incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person: (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith, (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. The Registrant's Articles of Incorporation and Bylaws do not limit the Registrant's obligation to indemnify such persons.

                  The Registrant's Articles of Incorporation limit the liability of its directors to the full extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for (i) any breach of the duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws or (v) any transaction from which the director derives an improper personal benefit.

                  Subject to exclusions and limitations, the Company maintains certain insurance coverage against liability which a director or officer may incur in his or her capacity as such.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  4.1 Medtronic Restated Articles of Incorporation, as amended to date - incorporated herein by reference to
                           Exhibit 3.1 in Medtronic's Quarterly Report on Form 10-Q for the quarter ended July 28, 1995, filed with the Commission on September 8, 1995.

                  4.2 Medtronic Bylaws, as amended to date - incorporated herein by reference to Exhibit 3.2 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1996, filed with the Commission on July 24, 1996.

                  4.3 Form of Rights Agreement dated as of June 27, 1991 between Medtronic and Norwest Bank Minnesota, National Association, including as Exhibit A thereto the form of Preferred Stock Purchase Right Certificate incorporated herein by reference to
                           Exhibit 4 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1997, filed with the Commission on July 23, 1997.

                  5 Opinion and Consent of Carol E. Malkinson, Senior Legal Counsel of the Company.

                  23.1 Consent of Carol E. Malkinson -- included in her opinion filed as Exhibit 5.

                  23.2     Consent of PricewaterhouseCoopers LLP.

                  24 Power of Attorney from certain directors -- incorporated herein by reference to Exhibit 24 to Registration Statement on S-4, Reg. No. 333-62305.

Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)  To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                                    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 8th day of March, 1999.

                                       MEDTRONIC, INC.


                                       By   /s/ William W. George
                                           William W. George
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                               Title

/s/ William W. George                   Chairman, Chief Executive Officer and                          March  8, 1999
William W. George                       Director (principal executive officer)

/s/ Robert L. Ryan                      Senior Vice President and Chief                                March  8, 1999
Robert L. Ryan                          Financial Officer (principal
                                        financial and accounting officer)

               *                        Vice Chairman and Director       )
---------------------------------                                        )
Glen D. Nelson, M.D.                                                     )
                                                                         )
               *                        Director                         )
---------------------------------                                        )
William R. Brody, M.D., Ph.D.                                            )
                                                                         )
               *                        Director                         )       * By  /s/ Ronald E. Lund
---------------------------------                                        )             ----------------------------
Paul W. Chellgren                                                        )            Ronald E. Lund
                                                                         )            Attorney-in-Fact
               *                        Director                         )
---------------------------------                                        )            Date:  March 8, 1999
Arthur D. Collins, Jr.                                                   )
                                                                         )
               *                        Director                         )
---------------------------------                                        )
Antonio M. Gotto, Jr., M.D.                                              )
                                                                         )
               *                        Director                         )
---------------------------------                                        )
Bernadine P. Healy, M.D.                                                 )
                                                                         )
               *                        Director                         )
---------------------------------                                        )
Thomas E. Holloran                                                       )
                                                                         )
               *                        Director                         )
---------------------------------                                        )
Richard L. Schall                                                        )
                                                                         )
               *                        Director                         )
---------------------------------                                        )
Jack W. Schuler                                                          )
                                                                         )
               *                        Director                         )
---------------------------------                                        )
Gerald W. Simonson                                                       )
                                                                         )
               *                        Director                         )
---------------------------------                                        )
Gordon M. Sprenger                                                       )
                                                                         )
               *                        Director                         )
---------------------------------                                        )
Richard A. Swalin, Ph.D.                                                 )


---------------------------------       Director
Jean-Pierre Rosso

---------------------------------       Director
Michael R. Bonsignore


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 MEDTRONIC, INC.


                         Form S-8 Registration Statement



                                  EXHIBIT INDEX


Exhibit
Number                              Exhibit Description

4.1 Medtronic Restated Articles of Incorporation, as amended to date - incorporated herein by reference to Exhibit 3.1 in Medtronic's Quarterly Report on Form 10-Q for the quarter ended July 28, 1995, filed with the Commission on September 8, 1995.

4.2 Medtronic Bylaws, as amended to date - incorporated herein by reference to Exhibit 3.2 in Medtronic's Annual Report on Form
         10-K for the year ended April 30, 1996, filed with the Commission on July 24, 1996.

4.3 Form of Rights Agreement dated as of June 27, 1991 between Medtronic and Norwest Bank Minnesota, National Association, including as Exhibit A thereto the form of Preferred Stock Purchase Right Certificate - incorporated herein by reference to Exhibit 4 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1997, filed with the Commission on July 23, 1997.

 5       Opinion and Consent of counsel re securities under the Plan

23.1     Consent of counsel (See Exhibit 5)

23.2     Consent of independent accountants

24 Power of attorney -- incorporated by reference to Exhibit 24 to Registration Statement on S-4, Reg. No. 333-62305.